Exhibit 10.5
Translation from the French
AMENDMENT NO. 2
TO THE BOND TERMS AND CONDITIONS
ATTACHED AS A SCHEDULE TO THE SUBSCRIPTION AGREEMENT
dated September 25, 2009
(1)	QS FINANCE LUXEMBOURG S.A., a société anonyme governed by the laws of Luxemburg with share capital of € 31,000, whose registered office is located 11, avenue Emile Reuter, L-2420 Luxemburg, incorporated with the Luxemburg Trade and Companies Register under the number B 109 345 (the “Issuer”);

AND

(2)	QUIKSILVER, INC., a corporation governed by the laws of the State of Delaware, United States of America (the “Guarantor”);

AND

(3)	SOCIETE GENERALE BANK & TRUST, a société anonyme governed by the laws of Luxemburg, whose registered office is located 11, avenue Emile Reuter, L-2420 Luxemburg, incorporated with the Luxemburg Trade and Companies Register under the number B. 6061 (the “Original Subscriber”).

Each being designated as a “Party” and jointly as the “Parties.”
WHEREAS:
On July 11, 2005, the Issuer, Skis Rossignol-Club Rossignol S.A.S., and the Original Subscriber executed a Subscription Agreement (the “Agreement”) by which the Issuer agreed to issue, and the Original Subscriber agreed to subscribe to, the Bonds (as defined below) of a total nominal value of 50 million euros (€50,000,000), issued on July 11, 2005, bearing interest at the rate of 3.231 percent per annum, and maturing on July 13, 2010 (the “Bonds”). The following code was given to the Bonds: ISIN FR0010199893.
As of the date hereof, the Original Subscriber is the sole holder of the Bonds.
On July 31, 2008, the Issuer, the Guarantor, the Original Subscriber and Skis Rossignol-Club Rossignol S.A.S. executed amendment no. 1 to the terms and conditions of the Bonds and to the terms and conditions of the guarantee, attached as a schedule to the original subscription agreement (hereinafter, “Amendment no. 1”), modifying the Terms and Conditions (as defined below).
The Parties now wish, by means of this amendment (hereinafter, the “Amendment”) and having obtained the agreement of the Bonds’ Original Subscriber dated September 25, 2009, to amend the terms and conditions applicable to the Bonds as set out in Schedule 1 of the

Agreement (as amended by Amendment no. 1, the “Terms and Conditions”).
THE FOLLOWING HAS THEREFORE BEEN AGREED:
ARTICLE 1.
1.1.	Paragraph (iv) of Article 7 (Early repayment event) of Schedule 1 to the Agreement is deleted and replaced in its entirety by the following:
“7.	Early repayment event

(iv)	any present or future indebtedness of the Issuer or of the Guarantor of an amount in excess of 10 million euros (or the equivalent thereof in one or several other currencies), either on one occasion or taken on aggregate, or any present or future indebtedness of the Guarantor or of one of its subsidiaries pursuant to the Facilities Agreement, (a) becomes due prior to its maturity date pursuant to a breach or a default, or an early repayment event relating thereto, not remedied within the relevant grace period, or (b) is not paid when due or, if applicable, prior to the expiry of any initially-granted grace period, or (c) (concerning any indebtedness other than indebtedness pursuant to the Facilities Agreement) related to any guarantee or indemnification undertaking granted or given by the Issuer or the Guarantor pursuant to the said indebtedness, is not honored when the said guarantee is enforced.

For the requirements of these Terms and Conditions:

“Facilities Agreement” means the English-language facilities agreement executed on July 31, 2009 by and between, notably, Pilot SAS and Na Pali SAS as Borrowers (Emprunters), Quiksilver, Inc. and Pilot SAS as Guarantors (Garants), BNP Paribas, Crédit Lyonnais and Société Générale Corporate & Investment Banking as Arrangers (Arrangeurs), BNP Paribas as Agent, Caisse Régionale de Crédit Agricole Mutuel Pyrénées-Gascogne as Issuing Bank (Banque Emettrice) and the financial institutions which are party to the Facilities Agreement in the capacity of Original Lenders (Prêteurs Initiaux), modified by an amendment dated September 25, 2009.”
ARTICLE 2.
The provisions contained in this present Amendment shall come into force upon signature and must be read in conjunction with the other provisions of the Agreement and of the Schedules thereto which, for the remainder, are unchanged. It has been agreed that the Amendment does not act as a novation in any manner whatsoever.

ARTICLE 3.

This Amendment is governed by French law. Any dispute relating notably to its validity, interpretation or performance shall be brought before the Paris Commercial Courts.

Executed in Luxemburg and Paris, on September 25, 2009 in three (3) original copies.

QS FINANCE LUXEMBOURG S.A.

Name:	Pierre Boccon-Liaudet
Title:	Category A Director

QUIKSILVER INC.

Name:	Pierre Boccon-Liaudet
Title:	Authorized Agent

SOCIETE GENERALE BANK & TRUST

Name:
Title: